SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 2003

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                           GREG MANNING AUCTIONS, INC.

             (Exact name of registrant as specified in its charter)



             Delaware                     1-11988                22-2365834
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)



          775 Passaic Avenue,
        West Caldwell, New Jersey                                    07006
  (Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (973) 882-0004

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Item 2.           Acquisition or Disposition of Assets

On September 8, 2003, Greg Manning Auctions, Inc. ("GMAI") completed three transactions with Auctentia, S.L. ("Auctentia"), a wholly owned subsidiary of Afinsa Bienes Tangibles, S.A. ("Afinsa"). Pursuant to the Share Purchase Agreement dated January 23, 2003 (the "Share Purchase Agreement") by and between GMAI and Auctentia, GMAI acquired all of Auctentia's interest in seven of Auctentia's European-based operating subsidiaries which are engaged in the business of providing intermediation for high-level collectors, with auctions and sales in primarily philatelic assets in exchange for the issuance by GMAI of 3,729,226 shares of GMAI's common stock to Auctentia. Pursuant to the Inventory Purchase Agreement dated January 23, 2003 (the "Inventory Purchase Agreement") by and between GMAI and Auctentia, GMAI acquired a subsidiary of Auctentia whose sole assets consist of an inventory of certain philatelic and art assets in exchange for the issuance of 6,444,318 shares of GMAI's common stock to Auctentia. Pursuant to the Subscription Agreement dated January 23, 2003 (the "Subscription Agreement", and together with the Share Purchase Agreement and the Inventory Purchase Agreement, the "Transaction Agreements") by and between GMAI and Auctentia dated January 23, 2003, GMAI issued 2,826,456 shares of GMAI's common stock to Auctentia for a purchase price of $5,000,000.

The foregoing discussion is qualified by reference to the full text of each of the Transaction Agreements, which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference in their entirety.

In total, GMAI issued 13 million shares of GMAI common stock to Auctentia in exchange for the cash and assets acquired. As a result of the transactions, Auctentia and its affiliates currently own approximately 72% of the outstanding stock of GMAI, an increase from approximately 43% prior to the completion of the transactions.

Prior to the completion of these transactions, Afinsa and GMAI had a long-standing relationship and have collaborated in a number of areas. Afinsa made its initial equity investment in GMAI in 1996 and, by the middle of 1999, had acquired in excess of 5% of GMAI's common stock in open market transactions. Thereafter, Afinsa continued to make acquisitions in open market transactions and reported these transactions in filings with the Securities and Exchange Commission (the "SEC"). In addition, beginning in October 1998, Afinsa entered into a series of agreements with GMAI pursuant to which Afinsa or Auctentia acquired an additional 2,800,624 shares of GMAI common stock for an aggregate purchase price of $9,750,000.

During fiscal 2001, GMAI entered into two stock purchase agreements with Auctentia. Under the first agreement, dated as of May 16, 2001, GMAI issued to Auctentia 1,000,000 shares of GMAI's common stock for an aggregate purchase price of $2 million, which represented the closing price of the Company's common stock on May 16, 2001. Under the second agreement, dated as of May 23, 2001, GMAI agreed to issue to Auctentia an additional 1,000,000 shares of GMAI's common stock for an aggregate purchase price of $2 million, in five installments, all of which were issued and paid for.

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In October 2001, Afinsa made a $2 million loan to GMAI, bearing interest at the rate of 8%, to GMAI. This loan was repaid in March 2003.

During 2002 the Company entered into an agreement with Afinsa pursuant to which Afinsa agreed to provide the Company with a revolving credit facility of up to $2,000,000 at an annual interest rate of 8%. The agreement also provided that any borrowings not repaid in accordance with the terms of the agreement could have been converted into GMAI stock at the discretion of Afinsa. The agreement expired October 2002 and was renewed for an additional six months. All borrowings under this facility were repaid in March 2003 and this renewed facility has expired. No borrowings under this facility were converted into GMAI stock.

Under an agreement dated March 15, 2003, GMAI sold all of its outstanding interest in GMAI-Asia.com, Inc. ("GMAI-Asia") to Afinsa for $2,035,000, consisting of 8,140,000 shares of GMAI-Asia.com common stock (the "Asia Shares"). The proceeds from the sale were used to pay off all amounts outstanding under GMAI's revolving line of credit with Afinsa. GMAI-Asia combines traditional and Internet capabilities to engage in philatelic and collectible auction and merchant/dealer businesses in China and South-East Asia.

Since the time of Afinsa's original investment, Afinsa and GMAI have collaborated in a number of areas. The parties have collaborated in certain auctions over several years and have jointly invested in certain operations in Asia. In addition, GMAI has acted as a buying agent for Afinsa for the purchase of certain collectibles. From time to time GMAI purchases products from Afinsa, and Afinsa purchase products from GMAI.

In addition, commencing in fiscal 2004, GMAI and one of its subsidiaries will act as exclusive suppliers of collectibles for Afinsa on a worldwide basis, selling directly to Afinsa as well as acting as its agent in procuring requested material. The purchasing agreements have five-year terms, terminable by either party upon six months' notice after the expiration of the first year of the agreement. Afinsa has agreed to pay a commission equal to 10% of the purchase price of all goods supplied by GMAI to Afinsa. Esteban Perez is chairman of the boards of directors of GMAI and Auctentia. Albertino de Figueiredo, until recently a director of GMAI, owns 50% of the outstanding shares of common stock of Afinsa.

Item 7.           Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.
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In accordance with Item 7(a)(4), these financial statements will be filed no later than 60 days after the date of filing this report.

 (b)   Pro Forma Financial Information.
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In accordance with Item 7(a)(4), these financial statements will be filed no later than 60 days after the date of filing this report.

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(c)    Exhibits.
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       10.1 Share Purchase Agreement, incorporated by reference to Appendix A to
GMAI's definitive proxy statement filed with the SEC on August 13, 2003.

       10.2 Inventory Purchase Agreement, incorporated by reference to Appendix B to GMAI's definitive proxy statement filed with the SEC on August 13, 2003.

       10.3 Subscription Agreement, incorporated by reference to Appendix C to GMAI's definitive proxy statement filed with the SEC on August 13, 2003.


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                                   SIGNATURE
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2003

                                    GREG MANNING AUCTIONS, INC.



                                    By: /s/ Larry Crawford
                                       ---------------------------
                                       Larry Crawford
                                       Chief Financial Officer